UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 17, 2019 (July 15, 2019)

SNAP INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38017	45-5452795
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2772 Donald Douglas Loop North Santa Monica, California		90405
(Address of Principal Executive Offices)		(Zip Code)

(310) 399-3339

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.00001 per share	SNAP	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 15, 2019, the compensation committee and audit committee of our board of directors appointed Rebecca Morrow as Chief Accounting Officer and principal accounting officer with an expected start date of September 3, 2019. Ms. Morrow will have an annual salary of $400,000. In addition, Ms. Morrow will be awarded a restricted stock award for 275,000 shares of our Class A common stock subject to time-based vesting over four years.

Ms. Morrow, age 46, has served as Chief Accounting Officer at GoDaddy Inc. since January 2018, and previously served as Vice President of Finance and Head of Technical Accounting and Reporting from March 2015 to January 2018. Prior to that, Ms. Morrow served in various roles at Deloitte & Touche LLP, most recently serving as Managing Director in the Advisory Services practice from August 2013 to March 2015, and as Senior Manager in the Advisory Services practice from October 2008 to August 2013. Ms. Morrow holds a B.S. degree in Business and Accounting from the University of Idaho and a Masters of Accountancy degree from the David Eccles School of Business of the University of Utah.

Ms. Morrow does not have any family relationship with any of our board of directors or any executive officer. There are no relationships or related transactions between Ms. Morrow and us that would be required to be reported.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SNAP INC.

Date: July 17, 2019	By:	/s/ Michael O’Sullivan
Michael O’Sullivan
General Counsel